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                                                                     EXHIBIT 5.1

                    [SIMS MOSS KLINE & DAVIS LLP LETTERHEAD]
                        A LIMITED LIABILITY PARTNERSHIP

                                ATTORNEYS AT LAW
                              1000 Abernathy Road
                                   Suite 310
                               Atlanta, GA 30328

                             ATLANTA, GEORGIA 30328
                             TELEPHONE
                             FACSIMILE



                                  May __, 1998


HomeCom Communications, Inc.
Suite 100, Building 14
Piedmont Center
3535 Piedmont Road
Atlanta, Georgia 30305

         Re: Registration Statement on Form S-1

Ladies and Gentlemen:

         We have served as counsel for HomeCom communications, Inc. a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of a proposed public offering of 1,303,866 shares (the "Shares") of the Company's authorized common stock, $.0001 par value (the "Common Stock"), of which all 1,303,866 Shares are to be sold by certain shareholders of the Company (the "Selling Shareholders") designated in the Registration Statement.

         We have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the outstanding shares of common Stock and the Shares to be sold by the Selling Shareholders, as appropriate, as we have deemed necessary and advisable.

         Based upon the foregoing and having regard for such legal considerations that we have deemed relevant, it is our opinion that the 1,303,866 Shares to be sold by the Selling Shareholders will be, upon sale and delivery as contemplated in the Registration Statement, legally and validly issued, fully paid and nonassessable.
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MORRIS, MANNING & MARTIN
a limited liability partnership


     January 30, 1998
     Page 2


          We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 thereto.


                                   Very truly yours,

                                   SIMS MOSS KLINE & DAVIS LLP


                                   BY: /s/ Raymond L. Moss
                                       ----------------------------
                                         Raymond L. Moss